                         SUBSIDIARIES OF THE REGISTRANT



                                               State or Jurisdiction of
Name of Subsidiary                             Incorporation or Organization
------------------                             -----------------------------

Washtenaw Mortgage Company                     Michigan

Pelican National Bank                          United States